                                                                    EXHIBIT 10.2
                                                                    ------------

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as **. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.



                         OPTION AND LICENSE AGREEMENT
                         ----------------------------

THIS AGREEMENT (the "Agreement") is made and is effective the 10th day of June, 1998 (the "Effective Date") by and between:

           Adolor Corporation, a Delaware corporation having its principal place of business at 371 Phoenixville Pike, Malvern, Pennsylvania 19355 ("ADOLOR")

     and

           Roberts Laboratories Inc., a New Jersey corporation, having its principal place of business at 4 Industrial Way West, Eatontown, New Jersey 07724 ("ROBERTS").

                                   RECITALS
                                   --------

1. ADOLOR is engaged in the development and marketing of therapeutic products utilizing opiate receptor-mediated pathways.

2. ROBERTS has acquired from Eli Lilly and Company ("Lilly"), in an agreement dated November 5, 1996 (the "Lilly License"), an exclusive, world-wide license to make, have made, use or sell (+)-[2(S)-[4(R)-(3-hydroxyphenyl)- 3(R),4-dimethyl-1-piperidinyl]methyl]-1-oxo-3-phenylpropyl]amino]-acetic acid and all pharmaceutically acceptable salts and solvates thereof (the "Compound"), with the right to sublicense, which Lilly License and its Appendices A and B are appended hereto as Exhibit A.

3. An Investigational new Drug Application ("IND"), made to the United States Food and Drug Administration ("FDA"), was initiated for the Compound, but currently there is no activity pursuant to this Application.

4. As ADOLOR believes the Compound may provide the basis for a therapeutic product utilizing opiate receptor-mediated pathways, ADOLOR desires to obtain and ROBERTS desires to provide an exclusive, world-wide license including (a) a "Phase A" during which ADOLOR will seek to establish the therapeutic index of the Compound, and (b), provided the therapeutic index is satisfactory to ADOLOR at its sole discretion, a "Phase B" during which ADOLOR will pursue development and commercialization of the Compound.

5. Assuming ADOLOR proceeds to Phase B, ADOLOR further desires to seek to convert the license to an assignment of the Lilly License to ADOLOR subject to the same duties as between ADOLOR and ROBERTS as are set forth below, and ROBERTS desires to deliver such assignment to ADOLOR and to exert best efforts to obtain for ADOLOR the required permission from Lilly, though in the absence of such an assignment the license provided herein shall be maintained.

NOW THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth the parties agree to be legally bound as follows:

ARTICLE I      - DEFINITIONS
----------------------------

     Section 1.1.   "Affiliate," "Compound," "End User," "Lilly Intellectual
     ------------
Property Rights," "Net Sales" and "Product" shall have the meanings, respectively, set forth in the Lilly License.

     Section 1.2.   "First Commercial Sale" shall mean the first time sales are
     ------------
made of Product by ADOLOR to an unrelated third party on a country by country basis.

     Section 1.3.   "Lilly Know-How" shall have the meaning set forth for "Know-
     ------------
How" in the Lilly License.

     Section 1.4.   "NDA" shall mean an application filed with the FDA for the
     ------------
approval of the manufacturing, marketing or importation of a therapeutic product for use in humans. The references below to "similar filing" shall encompass, for example, Product License Applications ("PLAs") and Pre-Marketing Applications ("PMAs").

     Section 1.5.   "Technical Information" shall mean Technology which is
     ------------
owned, discovered or developed by or licensed to ROBERTS which is embodied or employed in the composition, manufacture or use of the Compound or Product, or components, reagents, parts or elements thereof. "ADOLOR Technical Information" shall mean Technology which is owned, discovered or developed by ADOLOR which is embodied or employed in the composition, manufacture or use of the Compound or Product, or components, reagents, parts or elements thereof.

     Section 1.6.   "Technology" shall mean know-how, protocols, processes,
     ------------
instruments, machines, materials, compositions, tests procedures, manufacturing procedures, techniques, formulations, methodologies and data, inventions, observations and information, related to the Compound or the Product.

ARTICLE II     LICENSE
----------------------

Pursuant to the Lilly Intellectual Property Rights or any ROBERTS Technical Information, ROBERTS grants ADOLOR an exclusive, world-wide license to make, have made, use, sell or import Product pursuant to the Lilly Intellectual Property Rights or any other ROBERTS Technical Information. The term of the license shall be either the term of Phase A or, if ADOLOR elects to proceed with Phase B, the sum of the terms of Phase A and Phase B.

The rights acquired hereunder shall include all rights licensed to ROBERTS pursuant to the Lilly License.

ARTICLE III    - PHASE A
------------------------

     Section 3.1.   - Phase A Consideration
     --------------------------------------

     In consideration for Phase A, ADOLOR shall deliver to ROBERTS a non-refundable payment of $300,000 on the Effective Date.

     Section 3.2.   - Phase A Term
     -----------------------------

The term of Phase A shall be from the Effective date until the earlier of (a) the date on which ADOLOR delivers to ROBERTS notice of ADOLOR's completing studies sufficient to establish the therapeutic index of the Compound and of whether ADOLOR intends to initiate Phase B and (b) July 31, 1999. The parties acknowledge that there are areas of risk to ADOLOR's ability to meet this timetable including:

     . the risk that the pharmaceutical composition of the Compound or Product provided by ROBERTS be insufficient in quality or quantity to conduct the studies necessary to establish the therapeutic index; and

     . the risk that the FDA will suspend or place on hold any activity pursuant to the IND for the Compound.

The parties further acknowledge that the above exemplified risks, should they become realities, would provide cause for the July 31, 1999 term expiration date to be extended. Should an event outside of ADOLOR's control give rise to a reasonable basis to extend the July 31, 1999 term expiration date, meaning that it is reasonable to expect that ADOLOR acting with commercially reasonable diligence shall not have completed studies to establish the therapeutic index of the Compound by July 31, 1999, an extension of time will be provided to enable ADOLOR to complete the studies and the parties shall negotiate in good faith and arrive at a reasonable period of extension.

     Section 3.3.   - ADOLOR's Phase A Duties
     ----------------------------------------

     In addition to any other duties imposed by this Agreement, during the term of Phase A, ADOLOR shall use commercially reasonable efforts to conduct studies, including Phase I clinical studies, to establish the therapeutic index of the Compound. All costs associated therewith shall be borne by ADOLOR. While the Phase A is in effect, ADOLOR agrees to undertake the obligations incumbent on ROBERTS under the Lilly License, with the exception of the milestone payments set forth in Section 3.01 of the Lilly License and the costs associated with prosecuting or maintaining patents under the Lilly Intellectual Property Rights, which shall continue to be borne by ROBERTS.

     Section 3.4.   - ROBERTS' Phase A Duties
     ----------------------------------------

     In addition to any other duties imposed by this Agreement, ROBERTS shall:

     (a) provide ADOLOR its stocks of the Compound, in the amount ROBERTS possesses in whatever condition that such Compound may be as of the Effective Date; and

     (b) during the term of Phase A, refrain from discussing, negotiating or agreeing to, with a third party, a license or assignment of rights in the Compound, or its use, manufacture, sale or import.

ARTICLE IV     - PHASE B
------------------------

     Section 4.1.   - Term and Contingency
     -------------------------------------

     The term of Phase B begins on the last day of Phase A through to the end of the term defined in Section 8.01 of the Lilly License. Entrance into Phase B is contingent on ADOLOR delivering to ROBERTS during the term of Phase A notice of ADOLOR's intent to proceed with Phase B.


     Section 4.2.   - Phase B Consideration
     --------------------------------------

Subject to the foregoing, in consideration for Phase B, ADOLOR shall pay
ROBERTS:

     . $300,000 payable within five (5) business days of the expiration of Phase A;
     . $** payable within five (5) business days of the filing of a first application for a NDA or similar filing in the United States, Canada, Japan or the European Community that seeks permission to market a Product;
     . $** payable within five (5) business days of receiving notice of acceptance of a first NDA or similar filing in the United States, Canada, Japan or the European Community that seeks permission to market a Product; and
     .     a royalty equal to **% of Net Sales.

ADOLOR shall pay Lilly, on behalf of ROBERTS, $** upon acceptance of a first NDA or similar filing in the United States, Canada, Japan or the European Community that seeks permission to market a Product, in accordance with Section 3.01(v) the Lilly License. ADOLOR agrees to pay Lilly, on behalf of ROBERTS, a royalty equal to ** % of Net Sales in accordance with the Lilly License. For any payment made on behalf of ROBERTS, ADOLOR shall deliver proof of such payment to ROBERTS.

**=Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     Section 4.3.   - ADOLOR's Phase B Duties
     ----------------------------------------

While Phase B is in effect, ADOLOR agrees to undertake the obligations incumbent on ROBERTS under the Lilly License and accruing during Phase B, with the exception of the execution milestone payment set forth in Section 3.01(a)(i) of the Lilly License. Except for costs associated with Robert's duties under this Agreement, all costs associated with developing and commercializing the Compound or Product shall be borne by ADOLOR.

ARTICLE V      - SUBLICENSES OF THIS AGREEMENT
----------------------------------------------

     (a) ADOLOR shall have the right to grant sublicenses hereunder consistent with the terms of the Lilly License, provided, however, that should
                                                -----------------
           ADOLOR grant a sublicense hereunder within seventy-five (75) days of the Effective Date, ROBERTS shall receive 25% of any payments made to ADOLOR in consideration of such sublicense.

     (b) Should ADOLOR decide to actively seek to sublicense marketing rights in the Compound or seriously consider a good faith offer by a third party to sublicense such marketing rights, ADOLOR shall notify ROBERTS of its intention to seriously seek to sublicense the marketing rights and shall provide ROBERTS with an opportunity to negotiate in good faith for a sublicense to the marketing rights. However, nothing herein shall imply that ROBERTS has a right of priority or preference in such negotiations, or imply any restraints whatsoever on ADOLOR's business judgment as to partners in marketing the Compound.

ARTICLE VI     - TECHNOLOGY TRANSFER
------------------------------------

     Section 6.1.   - From ROBERTS to ADOLOR
     ---------------------------------------

     Following execution and payment under Section 3.1 ROBERTS shall deliver to ADOLOR copies of the Lilly Know-how, ROBERTS Technical Information, and its inventory of Compound and intermediates for the production of Compound.

     Section 6.2.   - From ADOLOR to ROBERTS
     ---------------------------------------

     (a) Should ADOLOR establish the therapeutic index of the Compound but nonetheless decline to initiate Phase B, ADOLOR shall deliver to ROBERTS copies of ADOLOR data on the therapeutic index of the Compound and any other ADOLOR data on the therapeutic efficacy of the Compound as well as any dosage forms containing the Compound.

     (b) Should ADOLOR fail to establish the therapeutic index and should ADOLOR not dispute that the term of Phase A, taking into consideration any extensions thereto under Section 3.2, has expired, then ADOLOR shall deliver to ROBERTS copies of ADOLOR data on the therapeutic index of the Compound and any other ADOLOR data on the therapeutic efficacy of the Compound as well as any dosage forms containing the Compound.

     (c) All such materials delivered to ROBERTS pursuant to this Section 6.2 shall thus become the sole and exclusive property of ROBERTS.

ARTICLE VII    - REPORTS, RECORDS, PAYMENTS
-------------------------------------------

     Section 7.1.   - Quarterly Reports
     ----------------------------------

     (a) ADOLOR shall give ROBERTS prompt written notice of-the first acceptance of a NDA or similar filing in the United States, Canada, Japan or the European Community that seeks permission to market a Product.

     (b) Within forty five (45) days after the end of each calendar quarter following the First Commercial Sale in any country, whether or not a royalty payment is due for that period, ADOLOR shall provide ROBERTS with a written statement with respect to such period, specifying the gross sales, the calculation of Net Sales and Net Sales of Product during the period, and the amount of royalty due, if any, together with the payment of royalties due.

     Section 7.2.   - Records
     ------------------------

     (a) ADOLOR shall keep complete and accurate records pertaining to the manufacture, use and sale of Product appropriate to determine royalties payable under Section 4.2 of this Agreement.

     (b) At the request and expense of ROBERTS, an independent certified public accountant, selected by ROBERTS and reasonably approved by ADOLOR, shall have access limited to once per calendar year, at ADOLOR's principal place of business during ordinary business hours, to such records maintained by ADOLOR as may be necessary to:

           (i) determine, with respect to any of the two (2) preceding years the correctness of any report or payment made under this Agreement, or

           (ii) obtain information with respect to any of the two (2) preceding years as to the royalty payable in the case of ADOLOR's failure to report or pay such royalty pursuant to this Agreement.

     (c) If deemed necessary or desirable in the sole opinion of the accountant, the accountant shall at ROBERTS' expense be permitted to consult with and obtain the assistance of consultants selected by the accountant and reasonably acceptable to ADOLOR. Neither the accountant nor the selected consultants shall disclose to ROBERTS or any third pasties any information relating to the business of ADOLOR other than information relating solely to the accuracy of the reports and payments under this Agreement.

     Section 7.3.   - Payment of Royalty
     -----------------------------------

     (a) ADOLOR shall pay the royalty due under Section 4.2 for sales of Product in each calendar quarter within forty five (45) days after the end of such calendar quarter.

     (b) All royalty due hereunder shall be paid in same day United States funds.

     (c) Any sum required under the laws of any governmental authority to be withheld by ADOLOR from payment of royalties for the account of ROBERTS under Section 4.2 shall be promptly paid by ADOLOR for and on behalf of ROBERTS to the appropriate tax or other governmental authorities and ADOLOR shall furnish ROBERTS with copies of official tax receipts or other appropriate evidence issued by the appropriate tax or other governmental authorities.

     (d) Should an audit under Section 7.2(b) identify a delinquency in royalties due. ADOLOR shall pay, in addition to such delinquent amount, liquidated damages of 1 1/2% of the delinquency per month of the delinquency. Should such delinquency in any year exceed five percent (5%), ADOLOR shall pay for the audit fees and expenses incurred by ROBERTS.

ARTICLE VIII   - CONFIDENTIALITY
--------------------------------

     Section 8.1.   - Nondisclosure and Nonuse
     -----------------------------------------

     (a) ROBERTS and ADOLOR shall each retain in confidence information obtained from the other under this Agreement and shall not disclose such information to any third party except:

           (i) consultants and Affiliates who are obligated to maintain it in confidence pursuant to written agreements which incorporate the terms of this Article VIII.

           (ii) as necessary to obtain approval from a governmental agency in order to market the Product; or

           (iii) as otherwise may be required by law, regulation or judicial order, and shall not use such information for any purposes other than those contemplated by this Agreement. Each party shall take all reasonable precautions to safeguard the confidentially of the information.

     Section 8.2.   - Exceptions
     ---------------------------

The obligations of nondisclosure and nonuse of this Article VIII shall not apply to information which:

     (a) is known to the receiving party, as evidenced by written records maintained by the receiving party, or to the public, or is in the public domain, prior to its disclosure under this Agreement;

     (b) is hereafter lawfully disclosed to the receiving party by a third party not- under an obligation of confidence to the other party;

     (c) subsequently enters the public domain or becomes known to the public by some means other than a breach of this Agreement;

     (d)   is required by law to be disclosed; or

     (e) becomes the property of the property of the disclosing party pursuant to this Agreement.

     Section 8.3.   - Purpose of Article
     -----------------------------------

Each party acknowledges that the restrictions contained in this Article VIII are necessary and reasonable to protect the legitimate interests of the parties and a violation of this Article by a party may result in irreparable harm to the other party.

     Section 8.4.   - Term
     ---------------------

The provisions of this Article VIII shall survive the expiration or termination of this Agreement and continue for five (5) years thereafter.

     Section 8.5.   - Merger
     -----------------------

Upon execution, all confidential information relating to the Compound disclosed under any previous confidentially agreements between ROBERTS and ADOLOR shall be governed by this Agreement instead of such prior agreement.

ARTICLE IX     - INVENTIONS AND PATENTS
---------------------------------------

     (a) While licensed under Phase B, ADOLOR shall make the payments for prosecuting and maintaining patent applications set forth in Section
           4.03 of the Lilly License.

     (b) While ADOLOR is licensed under Phase B, should Lilly elect, in any country, to not prosecute or maintain an application or not to maintain or defend an issued patent, ADOLOR shall be given timely notice and shall have the right to direct that such prosecution, maintenance or defense be conducted at ADOLOR's expense. If (1) ADOLOR declines to undertake such expense, (2) the application or patent at issue is the only Lilly patent or Application covering the Compound, its synthesis, use or formulation in the given country, and
           (3) such prosecution, maintenance or defense is conducted at ROBERTS' expense, the license granted by this Agreement shall no longer apply with respect to such county.

     (c)   While ADOLOR is licensed under Phase B, Lilly may, pursuant to
           Section 4.03 of the Lilly License, send notice to ROBERTS of a cost associated with prosecuting, maintaining or defending an application or patent in a given country, a copy of which notice shall be timely forwarded to ADOLOR. If ADOLOR elects not to pay such costs, ROBERTS may on its own account, without compensation from ADOLOR, undertake the costs payable to Lilly. If (1) ADOLOR elects not to pay such costs, (2) the application or patent at issue is the only Lilly patent or application covering the Compound, its synthesis, use or formulation in the country, and (3) the costs payable to Lilly for such prosecution, maintenance or defense are undertaken by ROBERTS, the license granted by this Agreement shall no longer apply with respect to such county.

     (d) An official of ADOLOR designated by ADOLOR shall receive copies from ROBERTS of all significant correspondence to and from the U.S. Patent and Trademark Office or other, foreign patent administrative body relating to Licensed Patents.

     (e)   ROBERTS shall consult with ADOLOR on any matters arising under
           Section 4.06 of the Lilly License (regarding reexamination, reissue other proceedings relating to granted patents), and ROBERTS shall provide no Consent under that Section 4.06 without the prior consent of ADOLOR.

     Section 9.2.   - Third-Party Infringement
     -----------------------------------------

     (a) If either ADOLOR or ROBERTS learns of an infringement or threatened infringement of Lilly Intellectual Property Rights or ADOLOR or ROBERTS Technical Information wherein the infringement or threatened infringement involves a third party's manufacture, or sale of Compound or Product, the party who so learns shall notify the other party within a reasonable time.

     (b) While ADOLOR is licensed under Phase B, ADOLOR shall have the rights allocated to ROBERTS in Section 4.05 of the Lilly License to participate in actions to terminate an infringement of Lilly Intellectual Property Rights. ROBERTS will execute (and cause its Affiliates to execute) all documents necessary to effect this provision. While ADOLOR is licensed under Phase B, ADOLOR shall have the same rights to participate in actions to terminate an infringement of ROBERTS Technical Information as ROBERTS has with respect to Lilly Intellectual Property Rights under the Lilly License.

     (c) With respect to an action involving Lilly, the parties shall endeavor to have recoveries allocated in proportion to reasonable costs incurred by the parties. With respect to actions not involving Lilly, recoveries shall be so allocated.

ARTICLE X      - EXPIRATION AND TERMINATION
-------------------------------------------

     Section 10.1.  - Expiration
     ---------------------------

Unless terminated earlier under other provisions of this Agreement will expire at the end of the term set forth Section 8.01 of the Lilly License.

     Section 10.2.  - Surviving Rights
     ---------------------------------

The provisions of 10.3 (Termination) and 12.5 (Governing Law) and Article VIII (CONFIDENTIALITY) of this Agreement shall survive the expiration or termination of this Agreement.

     Section 10.3.  - Termination
     ----------------------------

     (a) ADOLOR may terminate this agreement with respect to Phase A by delivering notice of such termination to ROBERTS at least thirty (30) days prior to the effective date of such termination.

     (b) Either party may terminate this Agreement upon (60) days prior written notice in the event of the other party's breach of any other material provision of this Agreement, if such default or breath is not remedied within sixty (60) days from the date of such notice.

     (c) Any failure to terminate shall not be construed as a waiver by the aggrieved party of its right to terminate for future defaults or breaches.

     (d) Upon termination of this Agreement, each party shall upon the request of the other party return all books, records, documents and data which it shall have received from the other party pursuant to this Agreement.

     (e) Termination of this Agreement by either party shall not prejudice the right of ROBERTS to recover any royalty or other payments due at the time of termination or which become due after termination based upon rights vested prior to termination and shall not prejudice any cause of action or claim of ROBERTS or ADOLOR accruing under this Agreement.

     (f) ADOLOR shall not make, have made, use or sell the Compound or Product following termination of this Agreement, except that if termination occurs during Phase B ADOLOR may sell such stocks of the Compound or Product as it shall have on hand at the time of termination. This provision shall not exempt ADOLOR from the duty to pay royalty at the rates and times provided under this Agreement.

     (g) ROBERTS shall not terminate this Agreement during Phase A and any term extensions pursuant to Section 3.2, provided that ADOLOR is proceeding in good faith to seek to establish the therapeutic index of the Compound.

ARTICLE XI     - REPRESENTATIONS, WARRANTIES, COVENANTS
-------------------------------------------------------

     (a) ROBERTS represents and warrants that it is not in breach of the Lilly License and that it has the right to grant the licenses provided this Agreement

     (b) ROBERTS represents and warrants that it shall not take any action or refrain from any action so as to give Lilly cause to terminate the Lilly License.

     (c) ROBERTS represents and warrants that it has undertaken no action, and that it knows of no action or other change of circumstances, that has diminished the value of the Lilly Intellectual Property Rights relative to the Lilly Intellectual Property Rights as they existed, or as ROBERTS understood them, on the fifth (5th) day of November, 1996, when the Lilly License was executed.

     (d) ROBERTS shall use best efforts to obtain from Lilly permission to assign the Lilly License to ADOLOR, and, on obtaining such permission and receiving notice from ADOLOR of ADOLOR's intent to initiate Phase B, shall assign the Lilly License to ADOLOR subject to the same duties as between ROBERTS and ADOLOR as set forth in this Agreement. Accordingly, this Agreement shall be, with respect to Phase B, converted to an agreement to assign.

     (e) ROBERTS shall make available to ADOLOR personnel reasonably appropriate to help ADOLOR understand and implement the Lilly Know-how and the ROBERTS Technical Information. Such personnel shall include Phil Lange and shall be made available on ADOLOR's request for a period not to exceed five (5) working days.

ARTICLE XII    - MISCELLANEOUS PROVISIONS
-----------------------------------------

     Section 12.1.  - Entire Understanding
     -------------------------------------

This Agreement sets forth the entire understanding between ROBERTS and ADOLOR pertaining to its subject mailer and supersedes and replaces all prior oral or written agreements between ROBERTS and ADOLOR pertaining to such subject matter.

     Section 12.2.  - Amendment
     --------------------------

This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both parties.

     Section 12.3.  - Assignment
     ---------------------------

Neither party may assign this Agreement without the prior written approval of the other party except in connection with the sale or merger of the entire business or in connection with an assignment to an Affiliate. Such approval shall not unreasonably be withheld. Notwithstanding such approval, the assigning party shall be responsible to the party jointly or severally, with the assignee for any obligations under this Agreement.

     Section 12.4.  - Waiver
     -----------------------

No provision of this Agreement shall be waived by any act, omission or knowledge of a party or its agents or employees, except by an instrument in writing expressly waving such provision and signed by the waiving party.

     Section 12.5.  - Governing Law
     ------------------------------

The Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, exclusive of its conflict of laws provisions, and the parties consent to the jurisdiction and to venue at, a court within the District of the United States Federal Courts in which the defendant shall be found.

     Section 12.6.  - Restriction of Distribution of this Agreement
     --------------------------------------------------------------

This Agreement shall not be distributed to persons other than those personnel of ROBERTS and ADOLOR who shall have a need to know its contents and to those whose knowledge of its contents will facilitate performance of the obligations of the parties under this Agreement, except as may be required by law, regulation or judicial order.

     Section 12.7.  - Publicity
     --------------------------

Notwithstanding the provisions of Section 12.6, either party may publicly announce the existence of this Agreement and the nonfinancial terms contained herein, provided such announcement is consented to by Lilly. The parties shall consult with each other prior to any press release or other public disclosure.

     Section 12.8.  - Consents Not Unreasonably Withheld or Delayed
     --------------------------------------------------------------

Whenever a provision is made in this Agreement for either party to secure the consent, approval or acceptance of the other, such consent, approval or acceptance shall not unreasonably be withheld or delayed.

     Section 12.9.  - Construction
     -----------------------------

The captions appearing in this Agreement are for reference purposes only and shall not be considered for the purpose of interpreting or construing this Agreement. The plural shall be substituted for singular numbers in any place in which the context may require such substitution.

     Section 12.10. - Invalidity of Particular Provisions
     ----------------------------------------------------

If any provision of this Agreement is invalid or unenforceable by reason of any rule of law, administrative order or judicial decision, all other provisions of this Agreement shall remain in full force and effect.

     Section 12.11. - Notices
     ------------------------

Any notice or report required or permitted hereunder shall be given in writing by personal delivery or by registered or certified mail, return receipt requested, postage prepaid, and, if sent by mail, shall be effective upon delivery to the following addresses:

          ROBERTS LABORATORIES INC.
          4 Industrial Way West
          Eatontown, New Jersey 07724
          ATTN: A.A. Rascio, Vice President

          ADOLOR CORPORATION
          371 Phoenixville Pike
          Malvern, Pennsylvania 19355
          ATTN: President

or such other address as a party may designate by prior written notice to the other party.

     Section 12.12. - Payment Method
     -------------------------------

All payments by ADOLOR to ROBERTS under this Agreement shall be by wire transfer of same day funds to ROBERTS' bank account. ROBERTS shall supply ADOLOR with the bank, routing and account information needed for such a wire transfer.

     Section 12.13. - Late Payments
     ------------------------------

All payments due ROBERTS under this Agreement which are received later than the due date, shall be subject to an additional payment of one and one-half percent (1.5%) per month or portion thereof as liquidated damages for payments received later than the due date.

     Section 12.14. - Currency
     -------------------------

All references to currency and payments shall be in U.S. dollars.

     Section 12.15. - Force Majeure
     ------------------------------

Each party hereto shall be relieved of its obligations hereunder to the extent that fulfillment of such obligations shall be prevented by acts of war, labor difficulties, riot, fire, flood, hurricane, wind storm, acts of defaults of common carriers, governmental laws, act or regulations (including withdrawal or suspension of governmental approval of sale of Product), shortages of materials or any other occurrence beyond the control of the party affected thereby.


(Any Remainder of this page beyond this line is intentionally left blank.)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives.

                                        ADOLOR CORPORATION


                                        By:  /s/ John J. Farrar
                                             -----------------------------------

                                        Title:  President and Chief Executive
                                                --------------------------------
                                                Officer
                                                -------

                                        Date:   June 8, 1998
                                                --------------------------------


                                        ROBERTS LABORATORIES INC.


                                        By:  /s/ Anthony A. Rascio
                                             -----------------------------------

                                        Title:  VP
                                                --------------------------------

                                        Date:   6/10/98
                                                --------------------------------

In order to induce Adolor Corporation to execute this Agreement, Robert Pharmaceutical Corporation, the parent company of Robert Laboratories Inc., hereby unconditionally guarantees the due payment and performance of all obligations of Roberts Laboratories Inc. contained in this Agreement.

                                        ROBERTS PHARMACEUTICAL CORPORATION


                                        By:  /s/ Anthony A. Rascio
                                             -----------------------------------

                                        Title:  VP
                                                --------------------------------

                                        Date:   6/10/98
                                                --------------------------------